SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant                    [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
 [ ] Preliminary proxy statement
 [ ] Confidential, For Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
 [X] Definitive proxy statement
 [ ] Definitive additional materials
 [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        CONTINENTAL HERITAGE CORPORATION
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

 [X] No fee required
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transaction applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 (4) Proposed maximum aggregate value of transaction:

 (5)  Total fee paid:

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount previously paid:

 (2) Form, Schedule or Registration Statement No.:

 (3) Filing party:

 (4) Date filed:


                       CONTINENTAL HERITAGE CORPORATION.
                       7674 W. Lake Mead Blvd., Suite 150
                            Las Vegas, Nevada  89128

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                          ON THURSDAY, AUGUST 5, 1999

   A Special Meeting of Stockholders of Continental Heritage Corporation (the "Company") including any adjournment or postponement thereof, will be held at the offices of the Company, 7674 W. Lake Mead Blvd., Suite 150, Las Vegas, Nevada 89128, on Thursday, August 5, 1999 at 10:00 a.m., local time, to consider and act upon the following matters:

     1. a proposed amendment to the Certificate of Incorporation of the Company changing the Company's name to VisionQuest Worldwide Holdings Corporation; and

     2. a proposed amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $0.10 per share, from 10,000,000 shares to 150,000,000, par value $0.001 per share; and

     3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Common Stock at the close of business on July 21, 1999 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. The stock transfer books of the Company will remain open following the record date.

     Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy in the envelope provided to ensure representation of your shares. No postage need be affixed if the proxy is mailed within the United States.

     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about July 23, 1999.

      All stockholders are cordially invited to attend the Special Meeting.

                            By Order of the Board of Directors,


                            Steve Gould, President and Chief Executive Officer

Las Vegas, Nevada
July 23, 1999



                        CONTINENTAL HERITAGE CORPORATION
          7674 W. Lake Mead Blvd., Suite 150, Las Vegas, Nevada 89128

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                             Dated:  July 23, 1999

    This Proxy Statement is being furnished to holders of Common Stock, $.10 par value per share, of Continental Heritage Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at a special meeting of the Company's stockholders or at any adjournment or postponement thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

Date, Time and Place; Purposes

   The Meeting will be held at 10:00 a.m. local time on August 5, 1999, at the Company's offices at 7674 W. Lake Mead Blvd., Suite 150, Las Vegas, Nevada. At the Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals: (i) amendment to the Certificate of Incorporation of Continental Heritage Corporation changing the Company's name to VisionQuest Worldwide Holdings Corporation; and (ii) amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 150,000,000 shares and change the par value of Common Stock from $.10 per share to $.001 per share.

 It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about July 23, 1999.

Voting Rights; Record Date

 The Board of Directors has fixed the close of business on July 21, 1999 (the "Record Date"), as the record date for the determination of holders of Common Stock entitled to receive notice of and to vote at the Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote at the meeting 6,928,860 shares of Common Stock. Each share of Common Stock has one vote on each matter on which holders of such shares are entitled to vote at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock, being the only class of stock entitled to vote at the Meeting, is required to approve the proposal to change the Company's name from Continental Heritage Corporation to VisionQuest Worldwide Holdings Corporation, and the affirmative vote of the holders of a majority of the outstanding Common Stock is required to approve the increase in number of authorized shares and the change of par value of the Company's Common Stock.

 With respect to each proposal, stockholders of the Company may abstain or vote in favor of or against the proposals.

Proxies

 All shares of Common Stock represented by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the change of name and FOR the increase in the Company's number of shares of Common Stock and the reduction in par value of the Company's Common Stock. Both such proposals are the only matters to be acted upon at the Meeting. As to any other issue that may properly come before the Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted and will have the same effect as a vote cast against the matter to which such instr uction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Meeting and will have the same effect as a vote against a particular matter.

 A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a subsequently dated signed proxy or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received by the Company at 7674 W. Lake Mead Blvd., Suite 150, Las Vegas, Nevada 89128, Attention: Secretary, at or before the vote to be taken at the Meeting.

 The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees, fiduciaries or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

 You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of July 1, 1999, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

                                                    PERCENTAGE OF
                                AMOUNT AND NATURE     OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL    OF BENEFICIAL         SHARES
          OWNER(1)                OWNERSHIP (2)(3)      OWNED (4)(5)


Steve Gould(6)(7)(9)              2,202,382               31.3%

Lee Kaplan (7)(9)                 2,202,382               31.3%

Gerald M. Holland(7)(8)(9)        5,764,714               74.7%

Jules Ross(7)(8)                  5,948,514               75.3%

Richard A. Hahner(8)              5,038,264               72.1%

Case Holding Company, Inc.(8)     5,218,264               72.8%

Peter Casoria, Jr.(8)             5,182,564               72.7%

Peter Casoria, Sr.(8)             5,038,264               72.1%

Dennis M. Lopez(8)                5,038,264               72.1%

Robert Bray (9)                     550,000                7.9%

Charles J. Sugarman               5,078,264               72.2%

Rosalyn S. Sugarman               5,178,264               72.6%

Walter G. Cook(10)                  401,978                2.7%

Nancy M. Cook(11)                   401,978                3.1%

All executive officers
and directors
as a group (5 persons)            6,958,964               78.1%


(1) The address of each of Messrs. Gould, Kaplan, and Bray is c/o the Company, 7674 W. Lake Mead Boulevard, Suite 150, Las Vegas, Nevada 89128. The address for the other listed persons is as follows: for Jules Ross, 2300 Kensington Boulevard, Davie, FL 33325; for Walter G. Cook, 1020 Macon Street, Fort Worth, TX 76102; for Nancy M. Cook, 1020 Macon Street, Fort Worth, TX 76102; for Richard Hahner, 4860 N.E. 12th Avenue, Fort Lauderdale, FL 33334; for Case Holding Co., Inc., c/o Mr. Cy Case, 4367 N. Federal Highway, #209, Fort Lauderdale, FL 33308; for Peter Casoria, Jr., 552 N.E. 34th Court, Oakland Park, FL 33334; for Peter Casoria Sr., 552 N.E. 34th Court, Oakland Park, FL 33334; for Dennis Lopez, 4800 Bayview Drive PH3, Fort Lauderdale, FL 33308; for Gerald M. Holland, 4860 N.E. 12th Avenue, Fort Lauderdale, FL 33334; for Damaso W. Saavedra, P.A., 312 S.E. 17th Street, 2nd Floor, Fort Lauderdale, FL 33316; for Charles J. Sugarman, 69 Covert Run Pike, Fort Thomas, KY; and f or Rosalyn S. Sugarman, 1904 S. Ocean Drive, Apartment 806, Hallandale, Florida 33009.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and/or investment power with respect to all shares of Common Stock deemed beneficially owned by them.

(3) Subsequent to the execution of the Agreement, certain of the Investors and the persons who received warrants to purchase 351,250 shares as described in note (8) below transferred a portion of their warrants and interest under the Agreement and the above table reflects such transfers.

(4) The calculation of a stockholder's percentage of beneficial ownership includes in both the numerator and denominator those shares underlying options, warrants or other derivative securities deemed beneficially owned by that stockholder. Shares underlying options, warrants or other derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among the Company's stockholders may differ.

(5) Based on the number of shares outstanding (6,928,860) at July 1, 1999, plus the number of shares acquirable by the specified person(s) within 60 days of July 1, 1999 upon exercise of Class A Warrants for the purchase of Common Stock of the Company and/or the number of shares covered by the Irrevocable Proxy described in note (9) below.

(6) Owned of record by Fat Cat, LLC, of which Steve Gould is the owner of all of its equity.

(7) The holdings for Messrs. Gould, Kaplan, Holland, and Ross include for Steve Gould, 112,000 shares presently purchasable under Class A Warrants held by him, for Mr. Kaplan, 112,000 shares presently purchasable under Class A Warrants held by him, for Mr. Holland, 786,450 shares presently purchasable under Class A Warrants held by him, and for Mr. Ross, 970,250 shares presently purchasable under Class A Warrants held by him.

(8) On February 9, 1999, seven persons (the "Investors") entered into a Loan Agreement (the "Agreement") with the Company pursuant to which the Investors initially loaned $1,000,000 to the Company. The Investors received on a pro rata participation basis Class A Warrants for the purchase of an aggregate of 2,000,000 shares of Common Stock at an exercise price of $.3125 per share and expiration date of February 8, 2004. Additional warrants to purchase 351,250 shares were issued to other persons in connection with their services rendered to secure the Agreement. The Agreement also provides if additional funds are required by the Company, additional loans for up to an aggregate $500,000 may be made for which the Investors would receive additional Class A Warrants on a pro rata basis of two warrants for each dollar loaned.

(9) In connection with the execution of the Agreement, Messrs. Gould, Bray, Kaplan and Holland granted an Irrevocable Proxy (the "Proxy") in favor of the Investors to vote 4,978,264 shares of Common Stock. The Proxy entitles the Investors to vote on major decisions presented to the Company's stockholders, however, the Proxy may not be used to vote to remove any director or officers from office for reasons other than gross negligence, theft, or legal incompetency. With respect to the election of directors, the Investors may only vote for a person currently holding the position. The Proxy terminates upon repayment of the loans. The number of shares subject to the Proxy includes 247,500 shares owned directly by Mr. Holland

(10) Includes 216,239 shares of Common Stock owned by Nancy M. Cook. Walter G. Cook disclaims any beneficial ownership of the shares held by his wife, Nancy
M. Cook.

(11) Includes 185,739 shares of Common Stock owned by Walter G. Cook. Nancy Cook disclaims any beneficial ownership of the shares held by her husband, Walter G. Cook.


                               CHANGE IN CONTROL

On November 27, 1998, the Company entered into a Stock Exchange Agreement (the "Exchange Agreement") with Steve Gould, Lee Kaplan, Robert Bray, and Gerald M. Holland, the holders of all of the outstanding shares of capital stock of Encore International, Inc. ("Encore"). Pursuant to the Exchange Agreement, the Company acquired all of the outstanding Common Stock of Encore in exchange for an initial issue of 5,500,000 shares of the Company's Common Stock (the "Transaction"). An additional 2,000,000 shares of Common Stock may be issued as follows: (i) 1,000,000 shares to be issued if the consolidated net revenues of the Company are at least $8,000,000 for the twelve month period commencing July 1, 1999; and (ii) 1,000,000 shares if the consolidated net revenues of the Company are at least $15,000,000 (on a non-cumulative basis) for the twelve month period commencing July 1, 2000.

Encore was organized at the end of 1997 to conduct a business of distributing health related products through a network of independent distributors. Following completion of the Transaction, Encore was merged with VisionQuest Worldwide, Inc., a Nevada corporation and a wholly owned subsidiary of the Company. The Company operates from its headquarters located in Las Vegas, Nevada. Encore's business plan provides for the development of a complete line of nutri-ceutical and homeopathic products. These products will be marketed through a national network of distributors. As a result of the transaction on November 25, 1999, all of the officers and directors of the Company resigned and Messrs. Gould, Kaplan, and Bray were elected as officers and directors.

 In connection with the Exchange Agreement, the Company agreed to appoint two designees of the Investors to the Board of Directors. Gerald M. Holland and Jules Ross were designated by the Investors and on June 8, 1999, were elected to the Board of Directors.



                                  PROPOSAL ONE
             NAME CHANGE AMENDMENT TO CERTIFICATE OF INCORPORATION

 The Board of Directors has unanimously approved and recommends that the stockholders consider and approve an amendment to Article FIRST of the Certificate of Incorporation of the Company (the "Certificate"), which would change the name of the Company from Continental Heritage Corporation to VisionQuest Worldwide Holdings Corporation A copy of the Certificate of Amendment to the Certificate for this amendment is annexed to this Proxy Statement as Exhibit A. To be adopted, this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company at the Meeting. The Board of Directors believes that it is in the best interest of the Company and its stockholders to amend the Certificate of Incorporation to change the name of the Company.

 The Board of Directors considers the proposed name change desirable because it would align the Company's name with the name under which the Company's sole subsidiary is doing business. If there exists any circumstance which would make consummation of the name change inadvisable in the judgment of the Board of Directors, the proposal to amend the Certificate may be terminated by the Board of Directors either before or after approval of the name change by the shareholders.


     The Board of Directors recommends a vote FOR the Name Change Proposal.



                                  PROPOSAL TWO
             STOCK INCREASE, CHANGE OF PAR VALUE, AND AMENDMENT TO
                          CERTIFICATE OF INCORPORATON

 The Board has approved and recommended that the stockholders consider and approve an amendment to Article FOURTH C of the Certificate that would (i) increase the number of authorized shares of Common Stock and (ii) change the par value per share, to be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the change is annexed to this Proxy Statement as Exhibit A.

 The Company has an authorized capitalization of 10,000,000 shares of Common Stock, $.10 par value, and 2,000,000 shares of "blank-check" Preferred Stock, $.50 par value. As of the date of this Proxy Statement, there were issued and outstanding 6,928,860 shares of Common Stock and no shares of the Preferred Stock. In connection with a Loan Agreement of February 9, 1999, the Company borrowed $1,000,000 and issued to the Investors and certain other persons Class A Warrants for the purchase of an aggregate of 2,351,250 shares of Common Stock. The Class A Warrants have an exercise price of $.3125 per share and will expire on February 8, 2004. Moreover, the Company may be required to issue additional Class A Warrants for the purchase of up to an additional 1,000,000 shares of Common Stock if additional borrowing from the Investors is required. To- date, an additional $200,000 has been made available by the Investors for borrowing by the Company with 400,000 additional Class A Warrants to be issued to the Investors. In addition to the Class A Warrants issued to the Investors, the Company issued Class A Warrants to purchase an aggregate of 224,000 shares of Common Stock to two individuals on the same terms and conditions as the Class A Warrants issued to the Investors in the 1999 Private Financing. The Company issued Class A Warrants to purchase 200,000 shares of common stock in connection with its borrowing of another $100,000.

Pursuant to the Exchange Agreement, the Company is obligated to issue to the former stockholders of Encore additional shares of Common Stock, as follows:
(a) 1,000,000 shares, if the consolidated net revenues of the Company are at least $8,000,000 for the 12-month period commencing July 1, 1999; and (b) an additional 1,000,000 shares, if the consolidated net revenues of the Company are at least $15,000,000 (on a non-cumulative basis) for the 12-month period commencing July 1, 2000. Under the Agreement, if the $8,000,000 net revenues are achieved, the Company shall issue Class B Warrants to purchase an additional 427,500 shares of Common Stock, and if the $15,000,000 net revenues are achieved, the Company shall issue Class C Warrants to purchase an additional 427,500 shares of Common Stock.

If all of the contingent shares had to be issued and all of the warrants issued or which may be issued were exercised, the Company would not have sufficient authorized shares to meet its obligations to issue the contingent shares and the shares issuable upon exercise of the warrants.

 The Board considers the proposed amendment desirable because it would enable the Company to issue the additional shares referred to above and give the Board the necessary flexibility to issue Common Stock in connection with future stock dividends and splits, acquisitions, financings and employee benefits and for other general corporate purposes without the expense and delay incidental to obtaining stockholder approval of an amendment to the Certificate increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which the Company's securities may be issued. If there exists any circumstance which would make consummation of the stock increase and change in par value inadvisable in the judgment of the Board of Directors, the proposal to amend the Articles may be terminated by the Board of Directors either before or after approval of the name change by the shareholders .

 To be adopted, this proposal requires the affirmative vote of a majority of the voting power of the shares of Common Stock entitled to vote at the Meeting.

The Board of Directors recommends a vote FOR the Stock Increase and Change in Par Value Proposal.


         EFFECT OF NAME CHANGE, STOCK INCREASE AND CHANGE OF PAR VALUE

In the event our stockholders approve the name change, stock increase and change of par value of the Common Stock, such changes will be effected by the filing of the Certificate of Amendment with the Secretary of the State of Delaware (the "Effective Date"). The current stock certificates representing shares of Common Stock of the Company will continue to represent the shares of Common Stock following the Effective Date. There will be no exchange of certificates representing shares issued prior to the Effective Date. Stockholders should not submit any stock certificates unless requested by the Company to do so. Each outstanding certificate representing shares issued prior to the Effective Date will be deemed, for all corporate purposes after the Effective Date, to evidence ownership of shares in the same number of the Company's Common Stock outstanding after the Effective Date.



                             STOCKHOLDERS PROPOSALS

 Proposals by a stockholder to be presented at the fiscal 1999 annual meeting of stockholders should have been received by the Company on or before November 2, 1999. The Company intends to hold its 1999 annual meeting of stockholders on March 1, 2000.


                                 OTHER BUSINESS

 It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

                      By the Order of the Board of Directors


                     Steve Gould, President and Chief Executive Officer Las Vegas, Nevada
July 23,1999.


Exhibit A

                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION



Continental Heritage Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:

FIRST:  The name of the corporation (hereinafter called the "Corporation") is

                       CONTINENTAL HERITAGE CORPORATION.

 SECOND: That at a meeting of the Board of Directors of Continental Heritage Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

 RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

The name of the Corporation is VisionQuest Worldwide Holdings Corporation


 and further

 RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FOURTH A General Authorization" so that, as amended, said Article shall be and read as follows:

 The authorized capital of the Corporation shall be Two Million ($1,150,000) Dollars. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty-Two Million (152,000,000) shares consisting of:

 (1) One Hundred Fifty Million (150,000,000) shares of Common Stock, par value ($0.001) per share; and

 (2) Two Million (2,000,000) shares of Preferred Stock, par value ($0.50) per share.

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, said Continental Heritage Corporation has caused this certificate to be signed this ___, day of ________, 1999.

                             Continental Heritage Corporation


                              By:/s/ Steve Gould
                              Steve Gould, President






PROXY

                        CONTINENTAL HERITAGE CORPORATION

     PROXY FOR THE SPECIAL MEETING OF STOCKHOLDER TO BE HELD AUGUST 5, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

 The undersigned, revoking all prior proxies, hereby appoints Steve Gould and David Lentes, and each of them, with full power of substitution, as a proxy or proxies to represent and vote, as designated herein, all shares of Common Stock of Continental Heritage Corporation (the "Company") held of record by the undersigned at the close of business on July 21, 1999, which the undersigned would be entitled to vote if personally present, as designated, at the Special Meeting of Stockholder of the Company to be held on August 5, 1999 at 7674 W. Lake Mead Blvd., Suite 150, Las Vegas, Nevada 89128 at 10:00 a.m. local time, and at any adjournment thereof (the "Meeting").

 In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

 This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals as recommended by the Board of Directors. Attendance of the undersigned at the meeting, or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

PROPOSAL 1: Approval of the amendment to the Company's Certificate of Incorporation changing the Company's name.

                   [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

PROPOSAL 2: Approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares and change of par value.

                   [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                        IN THE ENCLOSED RETURN ENVELOPE.

Dated:         , 1999
                                             Signature


                                             Print name


                                             Signature if held jointly


                                             Print name

Please sign exactly as name appears above. When shares are held jointly, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.